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                                                                EXHIBIT 10.11(c)

                             [LOGO OF PAPA JOHN'S]



                                       August 19, 1996



Mr. Doug Stephens
EXTRA CHEESE, Inc.
P.O. Box 611165
Birmingham, Alabama  35261

Dear Doug:

     This letter will recap our conversation regarding the amendment of the development schedule in your Development Agreement (hereinafter referred to as "Agreement") with Papa John's International, Inc., dated June 6, 1995. This Development Agreement is for the general area of Cullman, Jasper, Sylacauga and Talladega, Alabama.

     Extra Cheese, Inc. has done a very good job working with Papa John's and has exceeded its obligations to develop Papa John's outlets as set forth in the development schedule of its Agreement. As of the result of this performance and to assist Extra Cheese, Inc., we will amend your development schedule of the Development Agreement as follows:

          STORE #             PRESENT DATE             AMENDED DATE
          -------             ------------             ------------

             3                  08-31-96                 02-28-97
             4                  02-28-97                 06-30-97

     Charlotte Hendrick, our Senior Paralegal, will contact you and have you complete the necessary documents to finalize the amendment to the Agreement.

     Please contact me if you have any questions.

                                       Very truly yours,

                                       PAPA JOHN'S INTERNATIONAL, INC.




                                       /s/ Thomas C. Ragan
                                       Vice President of Franchise Development


cc:  Richard J. Emmett, Esq.
     Charlotte Hendrick
     Tim O'Horn